Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement of Sinclair, Inc. on Form S-8 (No. 333-223723) of our report dated June 25, 2026, appearing in this Annual Report on Form 11-K of the Sinclair, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 2025.

/s/ CohnReznick LLP

Bethesda, Maryland
June 25, 2026